UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2021

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.Regulation FD Disclosure.

On June 4, 2021, Precision BioSciences, Inc. (the “Company”) issued a press release to announce updated interim clinical results from its Phase 1/2a study of PBCAR0191, its off-the-shelf allogeneic CAR T cell therapy investigational candidate targeting CD19. Additionally, the Company announced the selection of initial clinical trial sites in its Phase 1 study of PBCAR19B that is now open for enrollment. PBCAR19B is a next-generation, stealth cell candidate for patients with CD19-positive malignancies such as relapsed or refractory (“R/R”) non-Hodgkin lymphoma (“NHL”). A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

As described in the accompanying press release, the Company will host a conference call and webcast today, Friday, June 4, 2021 at 8:00 a.m., Eastern Time, to review the most recent interim clinical data for PBCAR0191 and preclinical data for PBCAR19B. Access to the live webcast and the accompanying presentation materials will be available in the “Investors & Media” portion of the Company’s website at https://investor.precisionbiosciences.com.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.Other Events.

On June 4, 2021, the Company reported updated interim clinical results from its Phase 1/2a study of PBCAR0191 for the treatment of R/R NHL.

As of May 21, 2021, 18 subjects in the Phase 1/2a study of PBCAR0191 with R/R NHL completed Day 28 evaluation and received either enhanced lymphodepletion1 (“eLD”; n=12) or standard lymphodepletion2 (“sLD”; n=6) with Dose Level 3 of PBCAR0191 (3 x 106 cells/kg).

Efficacy

•	Use of eLD mitigated PBCAR0191 rejection and markedly increased peak cell expansion (~72x) and area under the curve (~59x), each as compared to sLD.
•

A single dose of PBCAR0191 cells following eLD yielded clinical responses in the majority of patients, with overall response rates (“ORR”) and complete response (“CR”) rates of 75% and 50%, respectively, at Day ≥ 28.

•

Five of nine responding patients (56%) who received PBCAR0191 cells following eLD remained progression-free, including four of nine evaluable subjects with responses lasting greater than 4 months. Assessment of duration of response is on-going.

•

Median interval from confirmation of eligibility to start of LD was 1 day, reinforcing the potential feasibility for rapid delivery of off-the-shelf, allogeneic, cellular therapy for high-risk patients.

Day ≥ 28 Evaluation	All eLD Subjects (n=12)	CD19-CAR T Naïve (n=8)	Prior Auto CAR (n=4)*
Overall Response Rate n (%)	9 (75%)	6 (75%)	3 (75%)
Complete Response n (%)	6 (50%)	4 (50%)	2 (50%)

* Three of four responding patients had prior auto-SCT and auto CD19 CAR treatment.

11	Fludarabine (30 mg/m2/day for 4 days) and cyclophosphamide (1000 mg/m2/day for 3 days)
22	Fludarabine (30 mg/m2/day for 3 days) plus cyclophosphamide (500 mg/m2/day for 3 days)

Safety and Tolerability

As of May 21, 2021, PBCAR0191 with eLD continued to show acceptable tolerability without evidence of graft versus host disease (“GvHD”) and with a similar frequency of immune effector cell-associated neurotoxicity syndrome (“ICANS”) and cytokine release syndrome (“CRS”) compared to patients who received sLD.  Infections occurred more frequently when PBCAR0191 was dosed following eLD.

Adverse Event Max Grade		sLD (n=6)	eLD (n=12)
CRS (Cytokine release syndrome)	Grade 1 or Grade 2	3 (50%)	7 (58%)
	Grade 3 or higher	0	0
ICANS (Immune effector cell-associated neurotoxicity)	Grade 1 or Grade 2	2 (33%)	3 (25%)
	Grade 3 or higher	0	1 (8%)
GvHD (Graft versus host disease)		0	0
Neutropenia	Grade 3 or higher	0	2 (17%)
	Grade 3+ at Day 28	0	2 (17%)
Infection	Grade 1 or Grade 2	0	1 (8%)
	Grade 3 or higher	0	3 (25%)

Three treatment emergent deaths without disease progression occurred including two cases of infection and one case of cardiac arrest after a choking incident. Two of these patients were in ongoing complete responses at time of death.  Only one death, as previously reported on December 4, 2020 was assessed by the investigator as possibly related to study treatment.

Demographics for Enrolled R/R NHL Patients (PBCAR0191 with eLD)

•	Over 80% of subjects had advanced and aggressive lymphomas.
•	75% had stage III/IV disease.
•	Subjects had received a median of seven lines of therapy prior to study enrollment.
•	33% of subjects had prior CD19 directed CAR therapy.

PBCAR19B Immune Evading Stealth Cell

The Company announced that initial clinical trial sites have been selected and enrollment is now open in the Phase 1 study of PBCAR19B, a next-generation, stealth cell candidate for patients with CD19-positive malignancies such as R/R NHL. PBCAR19B will be evaluated at increasing flat dose levels beginning at 2.7 x 108 cells using sLD with the ability to dose up to 8.1 x 108 cells.  Of note, the first dose level is approximately equivalent to Dose Level 3 in the PBCAR0191 trial.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our clinical development pipeline and the clinical benefit of our product candidates. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “projects,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”), which filings are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of the Company’s website at https://investor.precisionbiosciences.com. All forward-looking statements speak only as of the date of this Current

Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Precision BioSciences Press Release, dated June 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: June 4, 2021	By:	/s/ Matthew Kane
Matthew Kane
President and Chief Executive Officer